For Release    Immediate

Contacts (News Media) Mark Lubbers, EVP, External Relations 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


       An open memo to Conseco shareholders and other interested parties

         Indianapolis, Ind.: Sept. 29, 2000 - Once again, recent on-line "news" reports about Conseco (CNC: NYSE) have included significant factual inaccuracies and analytical errors. Two examples of these errors are so extreme as to warrant correction. First, a recent report took cash flow estimates for 2000 through 2003 filed in our recent 8-K and reduced those amounts for tax payments which had already been deducted. Second, the same report assumed that those cash flow amounts were the same as pre-tax GAAP earnings. By combining those two errors, the report concluded that Conseco would not report meaningful GAAP income until 2002. No accurate conclusions could rest on these two errors.

         New management of Conseco has provided no guidance on future earnings.

         Conseco believes that the vast majority of the business and financial news media is reporting carefully and accurately about our progress. We continue to invite journalists and analysts to confirm "news" and analysis with the company.

         Additionally, we reiterate our concern that all parties consider carefully the source of news and analysis on Conseco. We expect this situation to continue for as long as substantial economic interests exist in the marketplace that would prefer the perception of distress.

                                   - # # # # -

World Wide Web        http://www.conseco.com
Investor Hotline      800.4.CONSECO
Fax-on-Demand         800.344.6452

Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.